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Exhibit 5.1

October 10, 2014
Rhino Resource Partners LP
424 Lewis Hargett Circle, Suite 250
Lexington, KY 40503

Ladies and Gentlemen:

        We have acted as counsel for Rhino Resource Partners LP, a Delaware limited partnership (the "Partnership"), with respect to the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed by the Partnership with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act: (i) by the Partnership of up to $400,000,000 of common units representing limited partner interests in the Partnership (the "Primary Common Units") and (ii) by the unitholders named as the selling unitholders in the Registration Statement, of up to 6,638,784 common units representing limited partner interests in the Partnership (the "Secondary Common Units," and together with the Primary Common Units, the "Common Units"). We have also acted as counsel for the Partnership in the preparation of the prospectus relating to the Registration Statement and included as a part thereof (the "Prospectus").

        In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including the Prospectus), (ii) the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), (iii) the First Amended and Restated Limited Liability Company Agreement of Rhino GP LLC, a Delaware limited liability company ("Rhino GP"), (iv) the Certificate of Limited Partnership of the Partnership and (iv) such other certificates, statutes and other instruments and documents as we have considered appropriate for purposes of the opinions hereafter expressed.

        In connection with rendering the opinions set forth below, we have assumed (i) without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units; (ii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each document are genuine; (iii) each person signing documents we examined has the legal authority and capacity to do so; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws, (v), if applicable, a prospectus supplement will have been prepared and filed with the Commission describing the Common Units offered thereby and will comply with all applicable laws; (vi) the Common Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, if any; and (vii) a definitive purchase, underwriting or similar agreement with respect to any Common Units offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto.

        Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

  1.
  With respect to the Primary Common Units, when (i) the Partnership has taken all necessary action to approve the issuance and terms of the Primary Common Units, the terms of the offering and related matters and (ii) the Primary Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Primary Common Units will be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Section 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act ("Delaware LP Act") and as described in any prospectus supplement and the Prospectus).

  2.
  The Secondary Common Units are, and upon sale will continue to be, validly issued and fully paid and non-assessable (except as such non-assessability may be affected by Section 17-303, 17-607 and 17-804 of the Delaware LP Act and as described in any prospectus supplement and the Prospectus).

        The foregoing opinions are limited in all respects to the Delaware LP Act, as interpreted by federal courts and the courts of the State of Delaware, and the federal laws of the United States, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign, or any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Our Common Units" in the Prospectus forming part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.

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  Exhibit 5.1